UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 17, 2006

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Material Definitive Agreement

On February 17, 2006, CME Media Enterprises B.V., a wholly owned subsidiary of Central European Media Enterprises Ltd., entered in a series of share transfer agreements with Adrian Sarbu and a company controlled by him to purchase an additional 5% interest in our Romanian license company Pro TV SA (“Pro TV”), service company Media Pro International SA (“MPI”) and production company Media Vision SRL (“Media Vision”) for total consideration of US$ 27.2 million. As a result of these transactions, we now own a 90% interest in Pro TV and MPI and a 75% interest in Media Vision.

Mr. Sarbu is the general director of our Romanian operations. Following this sale, Mr. Sarbu has the right to sell his remaining 10% shareholding in Pro TV and MPI to us under a put option agreement entered into in July 2004 at a price to be determined by an independent valuation, subject to a floor price of US$ 1.45 million for each 1% interest sold. This put is exercisable from March 1, 2009 for a twenty-year period thereafter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: February 17, 2006
/s/ Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Duly Authorized Officer)